Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of December 17, 2021, by and between Genufood Energy Enzymes Corp., a Nevada corporation (“GEEC”), and Hukui Biotechnology Corporation, an international company incorporated in Samoa (“Hukui”). GEEC and Hukui are sometimes individually referred to herein as a “Party” and collectively sometimes referred to herein as the “Parties”.

RECITALS

WHEREAS, GEEC and Hukui are parties to that certain Series C Preferred Shares Subscription Agreement dated September 23, 2020 (the “Hukui Stock Purchase Agreement”); and

WHEREAS, pursuant to the Hukui Stock Purchase Agreement, GEEC had purchased from Hukui and Hukui had sold to GEEC 140,000 shares of Series C Preferred Stock of Hukui (the “Hukui Shares”); and

WHEREAS, as a result of changed circumstances for GEEC, GEEC desired to sell the Hukui Shares and Hukui consented to such sale; and

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of November 17, 2021, GEEC sold the Hukui Shares; and

WHEREAS, GEEC has further requested, and Hukui has consented to, the termination of the Hukui Stock Purchase Agreement, among other things, releasing GEEC from any further obligation to purchase Hukui securities thereunder.

AGREEMENT

THEREFORE, in consideration of the foregoing and for good and valuable consideration, intending to be legally bound, the Parties hereby agree as follows:

1. Termination of Hukui Stock Purchase Agreement. Effective immediately upon the execution of deliver of this Agreement by the Parties, the Hukui Stock Purchase Agreement is hereby terminated, including, but not limited to, the obligation of GEEC thereunder to purchase 60,000 shares of Series C Preferred Shares of Hukui for $600,000 on or before June 30, 2022 (the “Third Tranche Investment”). Accordingly, there are no further obligations owed by GEEC to Hukui, or by Hukui to GEEC, under the Hukui Stock Purchase Agreement.

2. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. The Parties consent to the exclusive jurisdiction of the Federal and state courts sitting in Clark County, Nevada to resolve any dispute arising under this Agreement.

(b) Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between or among them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Party(ies) to be charged.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender’s confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

If to GEEC:

Genufood Energy Enzymes Corp.

1108 S. Baldwin Avenue, Suite 107

Arcadia, California 91007

Attention: President

Email: jack.lai@geecenzymes.com

with a copy to:

Lance Jon Kimmel

SEC Law Firm

11693 San Vicente Boulevard

Suite 357

Los Angeles, California 90049

Email: lkimmel@seclawfirm.com

If to Hukui:

Hukui Biotechnology Corporation

11F-1, No. 2, Sec 3, Bade Rd.

Shongshan Dist.

Taipei City 10558, Taiwan

Attention: Michael Kuo

Email: michael@hukuibio.com

with a copy to:

David Tien

Lee and Li, Attorneys-at-Law

8F, No.555, Sec. 4, Zhongxiao E. Rd.

Taipei 11072, Taiwan

Email: davidjtien@leeandli.com

(d) Attorneys’ Fees and Costs. Each Party to this Agreement will bear its own costs, expenses and attorneys’ fees, whether taxable or otherwise, incurred in or arising out of or in any way related to this Agreement and the transactions contemplated herein. Each Party agrees that it shall pay its own, in any action or proceeding to enforce or defend the terms of this Agreement or in any action arising out of any subject matter contained in this Agreement, the prevailing Party(ies) shall be entitled to recover its(their) fees and expenses and costs, including its(their) attorneys’ fees, from the non-prevailing Party(ies), in addition to all other relief to which the prevailing Party(ies) may be entitled. The right in the previous sentence attach to each action or proceeding brought under or in connection with this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

WHEREFORE, the Parties have executed this Agreement as of the date first set forth above.

GENUFOOD ENERGY ENZYMES CORP.
(“GEEC”):

By:	/s/ Wen-Piao Lai
Name:	Wen-Piao Lai
Title:	President

HUKUI BIOTECHNOLOGY CORPORATION (“HUKUI”)

By:	/s/ Michael Kuo
Name:	Michael Kuo
Title:	Chief Executive Officer

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